                                                                     Exhibit 7.A


[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                  April 9, 2001


Board of Directors
Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

            We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus for certain flexible premium variable life insurance policies filed as part of post-effective amendment number 4 to the registration statement on Form S-6 for Providentmutual Variable Life Separate Account (File No. 333-67775). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Very Truly Yours,

                                              SUTHERLAND ASBILL & BRENNAN LLP


                                              By:  /s/ Stephen E. Roth
                                                  -----------------------------
                                                  Stephen E. Roth